Exhibit 16

POWER OF ATTORNEY

We, the undersigned Trustees of the Fidelity Summer Street Trust (the Trust) hereby constitute and appoint Thomas C. Bogle, John V. O’Hanlon, Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to proposed reorganizations of Fidelity Summer Street Trust: Fidelity SAI Sustainable Future Fund into Fidelity SAI Sustainable U.S. Equity Fund, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after August 1, 2024.

       WITNESS our hands on this first day of August 2024.

/s/ Vijay C. Advani	/s/ Robert A. Lawrence
Vijay C. Advani	Robert A. Lawrence

/s/ Thomas P. Bostick	/s/ Oscar Munoz
Thomas P. Bostick	Oscar Munoz

/s/ Donald F. Donahue	/s/ Karen B. Peetz
Donald F. Donahue	Karen B. Peetz

/s/ Bettina Doulton	/s/ David M. Thomas
Bettina Doulton	David M. Thomas

/s/ Vicki L. Fuller	/s/ Susan Tomasky
Vicki L. Fuller	Susan Tomasky

/s/ Patricia L. Kampling	/s/ Michael E. Wiley
Patricia L. Kampling	Michael E. Wiley

/s/ Thomas Kennedy
Thomas Kennedy